Exhibit 99.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”), is made and entered into effective as of May 30, 2008 (the “Effective Date”) by and among International Isotopes, Inc., a Texas corporation (“Buyer”), and Sequoyah Fuels Corporation, a Delaware corporation (“Seller”).

WITNESSETH THAT:

WHEREAS, Seller owns certain assets related to its depleted uranium hexafluoride (“DUF6”) to depleted uranium tetrafluoride (“DUF4”) conversion facility located in Gore, Oklahoma (the “Facility”); and

WHEREAS, Seller desires to sell, and Buyer desires to purchase from Seller, the Acquired Assets (as defined below) upon the terms and subject to the conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1

As used in this Agreement, the following terms shall have the indicated meanings:

“Acquired Assets” shall have the meaning set forth in Section 2.1.

“Affiliate” means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified.  For purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the first paragraph of this Agreement and shall include the schedules and exhibits attached hereto.

“Assignment and Assumption Agreement” shall have the meaning set forth in Section 4.2(b).

“Assumed Liabilities” shall have the meaning set forth in Section 2.2.

“Bill of Sale” shall have the meaning set forth in Section 4.2(a).

“Buyer” shall have the meaning set forth in the first paragraph of this Agreement.

“Buyer Acquired Asset Liabilities” shall have the meaning set forth in Section 8.5(c).

“Buyer Indemnified Environmental Claims” shall mean Damages suffered by Seller Indemnified Persons as a result of, arising from or in connection with any Environmental Health and Safety Liabilities or any bodily injury (including illness, disability or death), personal injury, property damage (including trespass, nuisance, wrongful eviction and deprivation of the use of real property) or other damage of or to any Person or any assets, other than is principally a result of Seller’s or its agents’ gross negligence or reckless disregard, in any way arising from, out of or relating to:

(a)

the ownership, operation, action or failure to act by Buyer in regards to the Acquired Assets at any time on or after the Closing Date, including Seller’s storage of the Equipment on or at the facility on and after the Closing Date; or

(b)

any Hazardous Materials or other contaminants released, discharged, spilled or emanating from the Acquired Assets on or after the Closing Date.

“Buyer Indemnified Persons” shall have the meaning set forth in Section 8.2.

“Closing” shall have the meaning set forth in Section 4.1.

“Closing Date” shall have the meaning set forth in Section 4.1.

“Damages” shall have the meaning set forth in Section 8.2.

“DUF4” shall have the meaning set forth in the Recitals.

“DUF6” shall have the meaning set forth in the Recitals.

“Effective Date” shall have the meaning set forth in the first paragraph of this Agreement.

“Environmental Health and Safety Liabilities” means any cost, damages, expense, liability, obligation or other responsibility arising from or under any Environmental Health and Safety Requirement, including those consisting of or relating to:

(a)

any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product);

(b)

any fine, penalty, judgment, award, settlement, legal or administrative proceeding, damages, loss, claim, demand or response, remedial or inspection cost or expense arising under any Environmental Health and Safety Requirement;

(c)

financial responsibility under any Environmental Health and Safety Requirement for cleanup costs or corrective action, including any cleanup, removal, containment or other remediation or response actions (“Cleanup”) required by any Environmental Health and Safety Requirement and for any natural resource damages; or

(d)

any other compliance, corrective or remedial measure required under any Environmental Health and Safety Requirement.

“Environmental Health and Safety Requirements” shall have the meaning set forth in Section 5.12.

“Equipment” shall have the meaning set forth in Section 2.1(a).

“Facility” shall have the meaning set forth in the Recitals.

“Governmental Authority” shall have the meaning set forth in Section 5.5.

“Hazardous Activity” means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Material in, on, under, about or from the Facility or any part thereof into the environment and any other act, business, operating or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm, to persons or property on or off the Facility.

“Hazardous Materials” means any substance, material or waste which is regulated by a Governmental Authority, including any material, substance or waste which is defined as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “contaminant,” “toxic waste” or “toxic substance” under any provision of an Environmental Health and Safety Requirement.

“Know How” shall have the meaning set forth in Section 2.1(h).

“Knowledge” means, for an individual:

(a)

that the individual is actually aware of that fact or matter; or

(b)

a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonable investigation if, in the appropriate and normal course of the performance of such individual’s duties, a reasonable person would have determined an investigation was warranted.

A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving as a director, executive officer, partner, executor or trustee of that Person (or in any similar capacity) has Knowledge of that fact or other matter (as set forth in (a) and (b) above).

“Laws” shall have the meaning set forth in Section 5.8.

“Lien” shall have the meaning set forth in Section 2.1.

“NRC” shall have the meaning set forth in Section 2.1(d).

“Order” shall have the meaning set forth in Section 5.9.

“Permitted Liens” shall have the meaning set forth in Section 5.6.

“Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Authority.

“Purchase Price” shall have the meaning set forth in Section 3.1.

“Related Agreements” shall mean this Agreement, the Support Agreement, the Bill of Sale, and the Assignment and Assumption Agreement.

“Retained Liabilities” shall have the meaning set forth in Section 2.3.

 “Seller” shall have the meaning set forth in the first paragraph of this Agreement.

“Seller Indemnified Persons” shall have the meaning set forth in Section 8.5.

“Subsidiary” shall mean with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

“Support Agreement” shall have the meaning set forth in Section 2.1(j).

“Taxes” shall have the meaning set forth in Section 5.7.

“U3O8” shall have the meaning set forth in Section 7.1.

ARTICLE 2
ASSETS PURCHASED; LIABILITIES ASSUMED

2.1

Acquired Assets.  On the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Buyer and Buyer shall buy and acquire from Seller, free and clear of any liens, restrictions, restrictions on transfer, options, pledges, rights of first refusal, mortgages, licenses, easements, security interests, claims, charges or encumbrances of any kind or nature whatsoever (“Liens”), other than Permitted Liens, all of Seller’s right, title and interest in and to the following (collectively, the “Acquired Assets”):

(a)

The equipment listed on the attached Schedule 1.1(a), as amended from time to time with the mutual consent of the parties (the “Equipment”); provided, however, that Seller shall not deliver such Equipment at Closing;

(b)

The originals or a copy of all design specification documents for the Facility, specified by title and date;

(c)

The originals or a copy of all engineering drawings for the Facility, specified by title and drawing number;

(d)

The originals or a copy of all licensing documents for the Facility, specified by type and date, including the initial license application made by Seller to the Nuclear Regulatory Commission (the “NRC”) for the Facility and related correspondence between Seller and NRC with respect thereto;

(e)

The originals or a copy of all vendor files consisting of information relating to the Acquired Assets;

(f)

The originals or a copy of control logic definitions, listings and logic drawings for the Facility, specified by title and drawing number;

(g)

The two most recent versions of the operating procedures for the Facility, specified by procedure number, in electronic format;

(h)

All know-how, technical information, data and process technology (the “Know How”), related to the Facility in Seller’s possession;

(i)

All software related to the operation of the Facility in Seller’s possession (“Software”); and

(j)

A technical support services agreement in the form attached hereto as Exhibit A (the “Support Agreement”).

2.2

Assumed Liabilities.  Buyer shall specifically assume only the following obligations (collectively, the “Assumed Liabilities”):  (a) all costs, expenses and liabilities related to Buyer’s use, operation, storage (except as set forth in Section 4.4), handling or shipping of the Equipment arising on or after the Closing Date, including, without limitation, the removal of the Equipment from the Facility, clean-up for any contamination (existing conditions excepted) resulting from Buyer’s removal of Equipment, and proper packaging and shipping of the Equipment, and (b) any liabilities of Buyer that may arise with respect to the transactions contemplated by this Agreement under any federal, state or other law or regulation, whether initiated by a governmental or regulatory authority or by any other person or entity.

2.3

Retained Liabilities.  The Retained Liabilities shall remain the sole responsibility of, and shall be retained, paid, performed and discharged solely by Seller.  “Retained Liabilities” shall mean all obligations of Seller other than the Assumed Liabilities, including, but not limited to:  (a) any liability of Seller based on Seller’s acts or omissions occurring after the Effective Date; and (b) any liabilities of Seller that may arise with respect to the transactions contemplated by this Agreement under any federal, state or other law or regulation, whether initiated by a governmental or regulatory authority or by any other person or entity.

ARTICLE 3
PURCHASE PRICE

3.1

Purchase Price.  Upon the terms and subject to the conditions of this Agreement, in consideration of the aforesaid sale of the Acquired Assets, Buyer shall pay to Seller Nine Hundred Thousand Dollars ($900,000) (the “Purchase Price”) which will be delivered at Closing in cash or other immediately available funds.

3.2

Allocation.  The Purchase Price shall be allocated among the Acquired Assets in accordance with Section 1060 of the Internal Revenue Code and the Treasury Regulations promulgated thereunder (and any similar provision of state law) as set forth on Schedule 3.2.  Buyer and Seller agree to be bound by such allocations for all purposes and to account for and report this transaction for all federal and state tax purposes in accordance with such allocation and not to take any position which is inconsistent with such allocation without the prior written consent of the other party hereto, except to the extent such allocations are prohibited by any applicable Law.  Buyer and Seller agree to each prepare and file on a timely basis with the Internal Revenue Service (and applicable state tax authorities) substantially identical and supplemental Internal Revenue Service Forms 8594 (and corresponding state tax forms) consistent with the allocation set forth in Schedule 3.2.

ARTICLE 4
CLOSING

4.1

Closing.  The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution and delivery of this Agreement at 10:00 a.m. Pacific Standard Time on May 30, 2008 (the “Closing Date”), or as otherwise agreed by the parties.  By mutual agreement of the parties, the Closing may take place by conference call and facsimile with exchange of original signatures by overnight mail.  To the extent permitted by law and GAAP, for tax and accounting purposes, the parties shall treat the Closing as being effective as of 12:01 a.m. on the Closing Date, at which time ownership of the Acquired Assets (and the risk of loss) shall pass from the Seller to the Buyer, and Buyer shall assume the Assumed Liabilities, as set forth in Section 4.4.

4.2

Seller’s Closing Deliveries.  Seller shall deliver the following to Buyer at the Closing:

(a)

A bill of sale relating to the Acquired Assets, duly executed by Seller, in the form of Exhibit B attached hereto (the “Bill of Sale”);

(b)

An assignment and assumption agreement relating to the Acquired Assets and the Assumed Liabilities, duly executed by Seller, in the form of Exhibit C attached hereto (the “Assignment and Assumption Agreement”);

(c)

The Support Agreement duly executed by Seller;

(d)

Such other deeds, bills of sale, assignments, certificates of title, documents, and other instruments of transfer and conveyance as may reasonably be requested by Buyer;

(e)

A certificate of the Secretary of Seller, certifying (i) a certificate of the Secretary of State of each of Delaware and Oklahoma certifying the good standing of Seller in Delaware and Oklahoma, respectively, (ii) the resolutions duly adopted by the board of directors and stockholder(s) of Seller authorizing and approving the execution, delivery and performance of this Agreement, the Related Agreements, and the transactions contemplated hereby, and (iii) the incumbency and signature of the officer of Seller executing this Agreement and any other document executed on behalf of Seller in connection with the transaction contemplated hereby;

(f)

A certificate of the President of Seller to be dated as of the Closing Date, certifying that Seller has performed and complied with all the terms, provisions and conditions of this Agreement to be performed and complied with by it prior to Closing and that its representations and warranties contained herein are true in all material respects (without regard to any materiality qualifiers in such representations and warranties) as of the Closing Date; and

(g)

All necessary consents of third parties, including any Governmental Authority, to the fulfillment of Seller’s obligations under this Agreement.

4.3

Buyer’s Closing Deliveries.  Buyer shall deliver the following to Seller at the Closing:

(a)

The Purchase Price;

(b)

A counterpart to the Assignment and Assumption Agreement, duly executed by Buyer;

(c)

A counterpart to the Support Agreement, duly executed by Buyer;

(d)

A certificate of the Secretary of Buyer certifying (i) a certificate of the Secretary of State of each of Texas and Idaho certifying the good standing of Buyer in Texas and Idaho respectively, and (ii) the resolutions duly adopted by the board of directors of Buyer, authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

(e)

A certificate of the Chief Financial Officer of Buyer certifying the incumbency and signatures of the officers of Buyer executing this Agreement and any other document executed on behalf of Buyer in connection with the transaction contemplated hereby;

(f)

A certificate of the President of Buyer to be dated as of the Closing Date, certifying that Buyer has performed and complied with all the terms, provisions and conditions of this Agreement to be performed and complied with by it prior to Closing and that its representations and warranties contained herein are true in all material respects as of the Closing Date (without regard to any materiality qualifiers in such representations and warranties);

(g)

A copy of Buyer’s license from the NRC, with which Seller must be reasonably satisfied; and

(h)

All necessary consents of third parties, including any Governmental Authority, to the fulfillment of Buyer’s obligations on or prior to the Closing Date under this Agreement.

4.4

Post-Closing Storage of the Equipment.  Seller will permit Buyer to store the Equipment in the Facility after the Closing at no cost for a period of up to three (3) years.  Buyer acknowledges and agrees that upon the expiration of such three (3) year period, Seller may demolish the building(s) comprising the Facility as well as any equipment, including any Equipment, contained therein or otherwise located at the Facility; provided that Buyer will not be liable for any costs or expenses associated with such demolition, including removal of the Equipment.  Seller will provide Buyer with reasonable advance notice of such demolition.  Subject to the following sentence, Seller shall provide Buyer access to remove the equipment and access to inspect the equipment no more than twice in any twelve month period.  Buyer will provide Seller with reasonable advance notice of its intent to inspect or remove the Equipment from the Facility, and such inspections and removals shall be done during reasonable business hours.  Buyer shall take reasonable efforts to ensure that removal of the Equipment is done in a manner so as to avoid undue interruption to the operation of Seller’s business.  Buyer will keep Seller apprised, in such detail as is reasonably satisfactory to Seller, of the status of the storage and removal of the Equipment.  Buyer shall bear all risks related to the storage of the Equipment and Facility and, except as otherwise provided for herein, bear all costs for the removal of the Equipment from the Facility, including, without limitation, any costs of compliance with all applicable Laws (including Environmental Health and Safety Requirements) relating thereto and any and all costs and liabilities arising therefrom.  Risk of loss, and title to, the Equipment will pass to Buyer at Closing.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF SELLER

Subject only to such exceptions as are specifically disclosed in writing in the disclosure schedule of the Seller, which is attached hereto as Schedule 5 and incorporated herein by this reference (the “Seller Disclosure Schedule”), Seller represents and warrants to Buyer as of the Closing Date as follows.  The Seller Disclosure Schedule shall be organized in sections and paragraphs with numbers corresponding to the sections and paragraphs of this Article 5.  Any information disclosed in one section of the Seller Disclosure Schedule shall be deemed disclosed in all sections of the Seller Disclosure Schedule where such disclosure would, on its face, be applicable:

5.1

Organization, Good Standing.

(a)

Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties it purports to own or use and to perform its obligations under this and the Related Agreements.  Seller is duly qualified to do business in Oklahoma and is in good standing under the laws of the State of Oklahoma.

(b)

Seller has no Subsidiary and does not own any shares of capital stock or other securities of any other person.

5.2

Authorization.  Seller has full power and authority to execute and deliver this Agreement and the Related Agreements, and to perform its obligations hereunder and thereunder.  The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Seller.

5.3

Validity; Binding Effect.  This Agreement has been duly and validly executed and delivered by Seller.  This Agreement constitutes a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors’ rights generally, and general equitable principles.

5.4

Books and Records. The books, records and accounts of Seller maintained with respect to the Facility accurately and fairly reflect, in reasonable detail, the material transactions and assets and liabilities of Seller with respect to the Facility, and have been prepared in a consistent manner throughout the periods covered thereby.

5.5

Noncontravention.  The execution, delivery and performance of this Agreement and the Related Agreements by Seller, the consummation of the transactions contemplated hereby and thereby and the compliance with or fulfillment of the terms and provisions hereof or thereof, do not and shall not (with or without notice or lapse of time) (a) materially conflict with or result in a breach of any of the provisions of the Certificate of Incorporation, the Bylaws, or other organizational documents of Seller or any resolution adopted by the Board of Directors or stockholders of Seller, (b) contravene any Law which affects or binds Seller in a manner which is likely to have a material adverse effect on the Acquired Assets, (c) result in a breach of, constitute a default under or give rise to a right of termination or acceleration under any material contract, license or franchise to which Seller is a party, (d) require Seller to obtain the approval, consent or authorization of, or to make any declaration, filing or registration with, any third party or any federal, state, local, municipal, foreign or other governmental authority (“Governmental Authority”) which has not been obtained in writing prior to the date of this Agreement; or (e) result in the imposition or creation of any Lien upon or with respect to any of the Acquired Assets.

5.6

Title to Acquired Assets.  Seller has good and marketable title to all of the Acquired Assets, free and clear of any and all Liens, except for Liens for Taxes not yet due and payable (the “Permitted Liens”).  The Acquired Assets are provided in their current “AS IS, WHERE IS” condition.  Except as expressly set forth in this Agreement and the Related Agreements, SELLER MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE ACQUIRED ASSETS, AND HEREBY EXPRESSLY DISCLAIMS ANY SUCH WARRANTY, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

5.7

Taxes.

(a)

With regard to taxes, fees, assessments and similar liabilities where there may be successor liability to Buyer, Seller has filed or caused to be filed all returns and all reports with respect to income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative, estimated, or other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever (“Taxes”), required to have been filed by Seller prior to the date hereof.  All such tax returns and reports were true, accurate, correct and complete in all material respects.  Seller is not the beneficiary of any extension of time within which to file any tax return.

(b)

Seller has withheld, deducted, collected and paid all Taxes required to have been withheld, deducted, collected, or paid by Seller involving the Acquired Assets, prior to the date hereof.

(c)

No claim has ever been made by a Governmental Authority in a jurisdiction where Seller does not file tax returns that it is or may be subject to taxation by such jurisdiction.  No tax return of Seller involving the Acquired Assets is currently under audit or examination.

5.8

Compliance with Law.  Seller is, and at all times has been, in compliance with all federal, state, local, municipal, foreign, international, and multinational or other constitution, law, ordinance, principle of common law, code, regulation, rule, statute or orders or judgments of courts or arbitrators (“Laws”) that are or were applicable to the ownership or use of the Acquired Assets, except as would not reasonably be expected to have a material adverse effect on the Acquired Assets.

5.9

Regulatory Compliance.  Seller holds all licenses and permits that are required by any Governmental Authority or applicable Law for Seller to sell, convey, assign, transfer and deliver the Acquired Assets and to perform its obligations under this Agreement and the Related Agreements.  All such licenses and permits are (a) valid and in full force and effect, and (b) in good standing in the jurisdiction in which such permits or licenses were issued or are required.  Seller is not party or subject to any binding and enforceable decree, injunction, judgment, order, ruling, assessment or writ issued by a Governmental Authority (an “Order”), or to any legal or administrative proceeding, with respect to any such permits or licenses.  Seller has not received notice of any Order or of any action, complaint, arbitration, petition, investigation, inquiry, hearing, suit or other proceeding (whether administrative, civil or criminal, in law or in equity) commenced, brought, conducted or heard by or before, or otherwise involving, any arbitrator or Governmental Authority, pending or recommended by any Governmental Authority having jurisdiction over any such permit or license to revoke, withdraw, suspend, limit, restrict or impair any such permit or license.

5.10

Litigation.

(a)

There are no pending or, to the Knowledge of Seller, threatened actions, arbitrations, audits, hearings, investigations, litigation, claims or suits (“Litigation”) that relate to or may affect the Acquired Assets.  To the Knowledge of Seller, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Litigation.  There is no Litigation that has or will have a material adverse effect on the Acquired Assets.

(b)

There is no Order to which the Acquired Assets are subject and no officer, director, agent or employee of Seller is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of Seller.

(c)

Seller is, and at all times has been, in material compliance with all the terms and requirements of each Order to which it or the Acquired Assets is or has been subject.  To Seller’s Knowledge, no event has occurred or circumstances exist that is reasonably likely to constitute or result in (with or without notice or lapse of time) a material violation of or failure to comply with any term of requirement of any Order to which Seller or any of the Acquired Assets is subject.

5.11

Insurance.  There are no existing or pending claims under any of Seller’s insurance policies for the Acquired Assets, and, to the best of Seller’s Knowledge, no events have occurred with regard to the Acquired Assets which require a claim to be made for coverage by Seller to be valid and effective.

5.12

Environmental Matters.  With respect to the Acquired Assets, Seller is currently in material compliance with all federal, state, local and foreign statutes, regulations and ordinances concerning Seller’s obligations related to public health and safety, worker health and safety, pollution control and protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes (collectively, “Environmental Health and Safety Requirements”).  Seller has not received any notice, report or other information regarding any active or alleged violation of Environmental Health and Safety Requirements in connection with, or which would have a material adverse effect on, the Acquired Assets.

5.13

Intellectual Property.

(a)

The documentation related to the Software is current, accurate and sufficient in detail and content to explain it and to allow its full and proper use without reliance on knowledge or memory of any individual.

(b)

Seller has good title to and an absolute right to use the Know How and the Software.  No Know How or Software is subject to an adverse claim or has been challenged or threatened in any way or infringes any intellectual property of any other Person.

5.14

Broker’s Fees.  Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

5.15

Disclosure.  No representation or warranty of Seller in this Agreement contains any material untrue fact or omits to state a material fact necessary to make the statements herein not misleading.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF BUYER

Subject only to such exceptions as are specifically disclosed in writing in the disclosure schedule of the Buyer, which is attached hereto as Schedule 6 and incorporated herein by this reference (the “Buyer Disclosure Schedule”), Buyer represents and warrants to Seller as of the Closing Date as follows.  The Buyer Disclosure Schedule shall be organized in sections and paragraphs with numbers corresponding to the sections and paragraphs of this Article 6.  Any information disclosed in one section of the Buyer Disclosure Schedule shall be deemed disclosed in all sections of the Buyer Disclosure Schedule where such disclosure would, on its face, be applicable:

6.1

Organization and Good Standing.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties it purports to own or use and to perform its obligations under this and the Related Agreements.  Buyer is duly qualified to do business in Idaho and is in good standing under the laws of the State of Idaho.

6.2

Authorization.  Buyer has full corporate power and authority to execute and deliver this Agreement and the Related Agreements and to perform its obligations hereunder and thereunder.  The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Buyer.

6.3

Validity; Binding Effect.  This Agreement has been duly and validly executed and delivered by Buyer.  This Agreement constitutes a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors’ rights generally, and general equitable principles.

6.4

Government Approvals and Consents.  No consent, approval or authorization of, or declaration, filing or registration with any third party or any Governmental Authority is required in connection with the execution and delivery by Buyer of this Agreement and the Related Agreements or the fulfillment of Buyer’s obligations hereunder or thereunder.

6.5

Noncontravention.  The execution, delivery and performance of this Agreement by Buyer, the consummation of the transactions contemplated hereby and the compliance with or fulfillment of the terms and provisions hereof or of any other agreement or instrument contemplated hereby, do not and shall not (a) conflict with or result in any breach of any of the provisions of the Articles of Incorporation or the Bylaws, or other analogous organizational documents, of Buyer, (b) contravene any Law which affects or binds Buyer or any of its properties, or (c) result in a breach of, constitute a default under or give rise to a right of termination or acceleration under any contract, license, franchise or any other agreement or instrument to which Buyer is a party or by which any of its properties may be affected or bound.

6.6

Regulatory Compliance.  Buyer holds all licenses and permits that are required by any Governmental Authority or applicable Law for Buyer to purchase, receive and possess the Acquired Assets and to perform its obligations under this Agreement and to conduct its Business as it is now being conducted.  All such licenses and permits are (a) valid and in full force and effect, and (b) are in good standing in the jurisdiction in which such permits or licenses were issued or are required.  Buyer is not party or subject to any Order, or to any legal or administrative proceeding, with respect to any such permits or licenses.  Buyer has not received notice of any Order or of any action, complaint, arbitration, petition, investigation, inquiry, hearing, suit or other proceeding (whether administrative, civil or criminal, in law or in equity) commenced, brought, conducted or heard by or before, or otherwise involving, any arbitrator or Governmental Authority, pending or recommended by any Governmental Authority having jurisdiction over any such permit or license to revoke, withdraw, suspend, limit, restrict or impair any such permit or license.

6.7

Due Diligence.   Buyer hereby acknowledges and agrees that prior to the Closing pursuant to this Agreement, Buyer had the opportunity to conduct a due diligence review of the Acquired Assets.

6.8

Broker’s Fees.  Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

6.9

No Knowledge of Misrepresentation or Omission.  As of the Closing Date, Buyer does not have any Knowledge that any of the representations and warranties of the Seller is not true and correct in all respects, and Buyer has no Knowledge of any errors or omissions from the Schedules or any supplements to the Schedules to this Agreement.

ARTICLE 7
ADDITIONAL COVENANTS

7.1

Seller’s Restrictive Covenant.  In furtherance of the sale of the Acquired Assets, Seller hereby acknowledges and agrees that during the period commencing on the Closing Date and ending on the date five (5) years after the Closing Date (the “Non-compete Period”), Seller and its successors and assigns will not build, own or operate any facility principally for the purpose of conversion of DUF6 to DUF4 for collection of fluorine; provided that this Section 7.1 shall not prohibit Seller or its successors or assigns from building, owning or operating any facility for the conversion of  DUF6 to triuranium octaoxide (“U3O8”), including for the purpose of processing depleted tails from the U.S. Government Enrichment Facilities using Seller’s (or its Affiliates’) proprietary direct conversion processes.

7.2

Buyer’s Restrictive Covenant.  In furtherance of the sale of the Acquired Assets, Buyer hereby acknowledges and agrees that Buyer, and its successors and assigns, will not use any of the Acquired Assets to compete with Seller or Seller’s Affiliates in the conversion of DUF6 to U3O8, including in the event a new request for proposal for such conversion is produced by U.S. Government Enrichment Facilities.

7.3

License.  Buyer hereby grants to Seller and Seller’s Affiliates a fully-paid, transferable, assignable and sublicensable, perpetual, worldwide license, to use any of the Know How and the Software, or other intellectual property included in the Acquired Assets; provided, however, that neither Seller nor its Affiliates will transfer, assign or sublicense any of the foregoing during the Non-compete Period.  Buyer confirms Seller may retain copies of the documents constituting the Acquired Assets listed in Sections 2.1(b) through (i).

7.4

Residuals.  Nothing contained in this Agreement shall restrict Seller from using any general ideas, concepts, know-how, methodologies, processes, technologies, or techniques acquired in the process of operating the Facility and retained in the unaided memories of the Seller’s personnel.

7.5

Confidentiality.  All confidential and proprietary information relating to the Facility shall be deemed confidential information and disclosure of such information shall be governed by the Confidentiality Agreement between the parties dated January 21, 2008; provided, however, that after the Closing Date, Buyer shall have the right to use and disseminate the Acquired Assets as it sees fit.  Without limiting the right of each party to pursue all other legal and equitable rights available for any violation of this Section 7.5, and to recover its legal fees and expenses, the parties agree that monetary damages are inadequate for such violation and that each party shall be entitled to seek injunctive relief to prevent violation or continuing violation thereof and that no bond or other security shall be required in connection therewith.  Nothing herein shall be construed as prohibiting Buyer or Seller from pursuing any other remedies at law or in equity which it may acquire.

7.6

Peaceful Use of Acquired Assets.  Buyer covenants and agrees that its use of the Acquired Assets will be for peaceful (non-explosive) purposes only and shall be subject to applicable safeguard provisions of U.S. law.

7.7

Required Approvals.

(a)

As promptly as practicable after the date of this Agreement, Seller shall make all filings required by Law to be made by it in order to consummate the transactions contemplated hereby.  Seller shall also reasonably cooperate with Buyer with respect to all filings that Buyer elects to make or, pursuant to Law, shall be required to make, in connection with the transactions contemplated hereby.  Seller shall also reasonably cooperate with Buyer in obtaining all consents required for the consummation of the transactions contemplated hereby.

(b)

As promptly as practicable after the date of this Agreement, Buyer shall make all filings and obtain all permits and licenses required by Law or any Governmental Authority to be made or obtained by it in order to consummate the transactions contemplated hereby, including any licenses required by the NRC for Buyer to remove the Equipment from the Facility and to receive and possess depleted uranium, including any DUF4 residue in the Equipment.  Seller may prohibit Buyer from removing the Equipment from the Facility until such time as Buyer presents such a license to Seller in a form reasonably acceptable to Seller.  Buyer shall also reasonably cooperate with Seller with respect to all filings that Seller elects to make or, pursuant to Law, shall be required to make, in connection with the transactions contemplated hereby.  Buyer shall also reasonably cooperate with Seller in obtaining all consents required for the consummation of the transactions contemplated hereby.

ARTICLE 8
INDEMNIFICATION AND REMEDIES

8.1

Survival.  Each representation, warranty, covenant and obligation in this Agreement, including the exhibits and schedules, and all Related Agreements shall survive the consummation of the transactions contemplated hereby, and be enforceable against the party making such representations and warranties for a period of one (1) year following the Closing Date, except for the covenants set forth in Article 7, which shall survive for the time periods set forth therein, the representations and warranties in Section 5.6, which shall survive indefinitely, and the representations and warranties in Sections 5.7, 5.12, 5.14, 6.4, 6.5, 6.6 and 6.8, which shall survive until the expiration of the applicable statute of limitations.

8.2

Indemnification and Reimbursement by Seller.  Seller agrees to indemnify and hold harmless Buyer, and its officers, directors, subsidiaries, Affiliates, employees and representatives (collectively, the “Buyer Indemnified Persons”), and, to the extent Buyer is the prevailing party in a dispute resolution between Buyer and Seller that is related to this Agreement, Seller will reimburse the Buyer Indemnified Persons for any reasonable loss, liability, claim, damage or expense (including reasonable costs of investigation and defense and reasonable attorneys’ fees and expenses) (collectively, “Damages”), arising from or in connection with the following, except to the extent the following also constitute Assumed Liabilities or Buyer Indemnified Environmental Claims:

(a)

Any inaccuracy or breach of any representation or warranty made by Seller in (i) this Agreement, (ii) the Related Agreements, (iii) any transfer instrument or (iv) any other certificate, document, writing or instrument delivered by Seller pursuant to this Agreement;

(b)

Any material default or breach of any covenant or obligation of Seller in this Agreement, a Related Agreement or in any other certificate, document, writing or instrument delivered by Seller pursuant to this Agreement;

(c)

Any claim, liability or obligation relating to or arising in connection with the Acquired Assets at any time prior to the Closing Date, other than the Assumed Liabilities, provided that this subsection (c) shall not include claims, liabilities or obligations arising from the physical condition or wear and tear of any of the Equipment; and

(d)

Any claim, liability or obligation due solely to Seller’s (or its agents) action or inaction and relating to or arising in connection with the Facility at any time prior to, on, or after the Closing Date; and

(e)

Any Retained Liabilities.

8.3

Seller Environmental Indemnification.  In addition to the other indemnification provisions in this ARTICLE 8, for the period of the relevant statute of limitations, Seller agrees to indemnify and hold harmless the Buyer Indemnified Persons, and will reimburse the Buyer Indemnified Persons, for any Damages suffered by Buyer Indemnified Persons as a result of claims by third parties arising from or in connection with the following, except (v) as the same may constitute Buyer Acquired Asset Liabilities, (w) as the same may constitute Buyer Indemnified Environmental Claims, (x) for the Assumed Liabilities, (y) for any diminution in the value of the Acquired Assets, or (z) any required clean up of the Equipment:

(a)

any Environmental, Health and Safety Liabilities arising out of or relating to: (i) the ownership or operation by Seller at any time on or prior to the Closing Date of the Acquired Assets, or (ii) any Hazardous Materials or other contaminants that were present on the Acquired Assets at any time on or prior to the Closing Date;

(b)

any Environmental Health and Safety Liabilities arising out of or relating to:  (i) the ownership or operation by Seller at any time on, prior to or after the Closing Date, of the Facility or the business of Seller, or (ii) any Hazardous Materials or other contaminants that were present at the Facility at any time on, prior to or after the Closing Date;

(c)

any bodily injury (including illness, disability or death), personal injury, property damage (including trespass, nuisance, wrongful eviction and deprivation of the use of real property) or other damage of or to any Person or any assets in any way arising from any Hazardous Activity conducted by Seller with respect to the Acquired Assets on or prior to the Closing Date or from any Hazardous Material that was released or allegedly released by Seller on or at the Acquired Assets at any time on or prior to the Closing Date;

(d)

any bodily injury (including illness, disability or death), personal injury, property damage (including trespass, nuisance, wrongful eviction and deprivation of the use of real property) or other damage of or to any Person or any assets in any way arising from (i) any Hazardous Activity conducted by Seller with respect to the business of Seller at any time on, prior to or after the Closing Date, or (ii) any Hazardous Material that, due to the actions or inactions of Seller, was present on or at the Facility at any time on, prior to, or after the Closing Date.

8.4

Seller Liability Cap.  Except for claims successfully made pursuant solely to Sections 8.2(c), 8.2(d) and Section 8.3, the Seller’s aggregate liability for indemnification due to Buyer Indemnified Persons under this Agreement shall be limited to the Purchase Price actually received by Seller.

8.5

Indemnification and Reimbursement by Buyer.  Buyer agrees to indemnify and hold harmless Seller, and its officers, directors, subsidiaries, Affiliates, employees and representatives (collectively, the “Seller Indemnified Persons”), and, to the extent Seller is the prevailing party in a dispute resolution between Buyer and Seller that is related to this Agreement, Buyer will reimburse the Seller Indemnified Persons for any Damages arising from or in connection with:

(a)

Any inaccuracy or breach of any representation or warranty made by Buyer in (i) this Agreement, (ii) the Related Agreements or (iii) any certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement;

(b)

Any material default or breach of any covenant or obligation of Buyer in this Agreement, a Related Agreement or in any other certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement;

(c)

Any claim, liability or obligation in any way arising out of or from Buyer’s ownership of the Acquired Assets, including but not limited to operating, servicing, moving, dismantling, packaging or shipping the Equipment, other than is principally a result of Seller’s or its agents’ gross negligence or reckless disregard (“Buyer Acquired Asset Liabilities”); and

(d)

Any Assumed Liabilities.

8.6

Buyer Environmental Indemnification.  In addition to the other indemnification provisions in this ARTICLE 8, for the period of the relevant statute of limitations, Buyer agrees to indemnify and hold harmless the Seller Indemnified Persons, and will reimburse the Seller Indemnified Persons for, any Buyer Indemnified Environmental Claims.

8.7

Threshold for Claims.  Notwithstanding any other provision of this Article 8, and specifically Sections 8.2(a) and 8.5(a), no Seller Indemnified Person or Buyer Indemnified Person (either an “Indemnified Person”) shall be entitled to indemnification with respect to any inaccuracy of any representation or warranty made hereunder until the aggregate of all Damages to such Indemnified Person exceeds $10,000 (the “Threshold Amount”), and then such Indemnified Person shall be entitled to indemnification for all of its Damages, including the Damages counted in achieving the Threshold Amount.

8.8

Exclusive Remedy.  The rights of indemnification pursuant to the provisions of this Article 8 shall be the exclusive remedies of the parties from and after the Closing for any matter requiring indemnity under this Article 8.  Notwithstanding the foregoing, nothing herein shall limit the remedies available to any party for fraud or intentional misrepresentation or misconduct.

ARTICLE 9
GENERAL PROVISIONS

9.1

Expenses/Notices.  Except as otherwise expressly provided in this Agreement, each party will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement, including all fees and expenses of agents, representatives, counsel and accountants.  Buyer shall pay any applicable sales/use taxes resulting directly from the purchase of the Acquired Assets as contemplated by this Agreement and Buyer shall be responsible for the timely filing of any applicable sales/use tax returns and remitting of the applicable tax, and shall provide a copy of such return to Seller promptly upon its filing with the appropriate taxing authority.

Buyer shall be solely responsible for preparing and recording any bulk sales notices, to the extent applicable, in accordance with the Uniform Commercial Code and for obtaining any clearance certificates related to the Facility or the Acquired Assets from any applicable governmental entity prior to the Closing Date.

9.2

Public Announcements.  No party to this Agreement shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing Date without the prior written approval of Buyer and Seller; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law.  Seller and Buyer will consult with each other concerning the means by which Seller’s employees, customers, and suppliers and others having dealings with Seller will be informed of the transaction contemplated herein.

9.3

Notices.  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand, (b) sent by facsimile, or (c) when received by the addressee, in each case to the address or facsimile number set forth below (or to such other address and facsimile number as a party may designate by notice to the other party):

Seller:	Sequoyah Fuels Corporation I-40 and Highway 10 Gore, Oklahoma 74435 Attn: John Ellis Fax: (918) 489-2291
With a copy to:	Sequoyah Fuels Corporation 3550 General Atomics Court San Diego, California 92121 Attn: Legal Counsel for Sequoyah Fuels Corporation Fax: (858) 455-3213
Buyer:	International Isotopes, Inc. 4137 Commerce Circle Idaho Falls, Idaho 83401 Attn: Steve Laflin Fax: (208) 524-1411
With a copy to:	Perkins Coie LLP 251 E. Front Street, Suite 400 Boise, Idaho 83702 Attn: Melanie Rubocki Fax: (208) 343-3232

9.4

Further Assurances.  The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

9.5

Waiver.  The rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege.  To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

9.6

Entire Agreement and Modification.  This Agreement and the Related Agreements supersede all prior agreements between the parties with respect to their subject matter and constitute a complete and exclusive statement of the terms of the agreement between the parties with respect to the subject matter contained herein and therein.  This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

9.7

Assignments, Successors, and No Third Party Rights.  No party hereto may assign any of its rights under this Agreement without the prior written consent of the other party, except that either party may assign any of its rights under this Agreement (except as set forth in ARTICLE 7) to an entity controlled by, controlling or under common control with such party, or to such party’s successor by merger, reorganization or otherwise, or to a transferee of all or substantially all of such party’s assets, provided that in each case such party shall remain jointly and severally liable with any such assignee for any and all obligations under this Agreement.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.  Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

9.8

Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

9.9

Section Headings, Construction.  The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect the construction or interpretation of this Agreement.  All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

9.10

Governing Law.  This Agreement will be governed by the laws of the State of Oklahoma without regard to conflicts of laws principles.

9.11

Dispute Resolution.  The parties must first attempt to resolve any disputes and differences arising out of or in connection with this Agreement amicably through direct and meaningful negotiations between the parties for a period of at least sixty (60) days after service by either party on the other of a written notice identifying such dispute or difference and requiring such negotiation, before any party may commence any action or proceeding in court.

9.12

Attorneys’ Fees.  If an action or proceeding is brought to enforce or interpret this Agreement, the prevailing party, as determined by the court, shall be entitled to recover, in addition to all the relief awarded by the court, its applicable costs and expenses, including, but not limited to, reasonable attorney’s fees and costs incurred in connection with such action or proceeding.

9.13

Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

9.14

Interpretation.  This Agreement has been negotiated at arm’s length between the parties.  Accordingly, any rules of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived.  The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties and this Agreement.

9.15

Disclosure Generally.  If and to the extent any information required to be furnished in any Schedule is contained in this Agreement or any Schedule attached hereto, such information shall be deemed to be included in all Schedules in which such information may have been included.  The inclusion of any information in any Schedule attached hereto shall not be deemed to be an admission or acknowledgement by Seller that such information is material to or outside the ordinary course of business.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SELLER: SEQUOYAH FUELS CORPORATION, a Delaware corporation By: s/ John H. Ellis Name: John H. Ellis Title: President	BUYER: INTERNATIONAL ISOTOPES, INC., a Texas corporation By: s/ Steve T. Laflin Name: Steve T. Laflin Title: President and Chief Executive Officer

EXHIBIT A

Support Agreement

EXHIBIT B

Bill of Sale

EXHIBIT C

Assignment and Assumption Agreement

SCHEDULE 1.1(a)

Equipment

Description	SFC Equipment No.
20 Ton Bridge Crane	800-CR-M-5753
Breathing Air Compressor	800-CP-M-5961
Plant Air Compressor	800-CP-M-5763
Dust Collector	800-BL-M-5764
Dust Collector Blower	800-BL-M-5765
HF Refrigeration Unit #1	800-RF-M-5776
HF Refrigeration Unit #2	800-RF-M-5777
Cylinder Scale	800-SC-M-5785
Vacuum Cleaning Blower	800-VC-M-5791
Clean Rotary Valve	800-FD-M-5792
General Rotary Valve	800-FD-M-5793
Clean Side Bag Shaker	800-VC-M-5794
General Side Bag Shaker	800-VC-M-5795
3 Ton Monorail Hoist	800-HO-M-5796
UPS System	800-VR-E-5805
Autoclave #1	800-AU-M-5820
Autoclave #2	800-AU-M-5821
Vibrators #1 thru #6	800-VB-M-5823 thru 5828
UF6 Reactor	800-RE-M-5835
Cooling Screw Conveyor	800-CO-M-5837
Product Transfer Screw Conveyor	800-CO-M-5839
Dust Screw Conveyor	800-CO-M-5842
Reactor Heater #1	800-HR-M-5848
Reactor Heater #2	800-HR-M-5849
Reactor Heater #3	800-HR-M-5850
Reactor Heater #4	800-HR-M-5851
Product Storage Bin	800-BN-M-5856
Off Gas Cyclone with Filter	800-FT-M-5858
Off Gas Backup Filter	800-FT-M-5859
Crusher/Delumper	800-PU-M-5874
Filter Rotary Airlock	800-FD-M-5881
Dust Collector Rotary Airlock	800-FD-M-5883
Condensate Holding Tanks	800-TK-M-5901
Condensate Pumps/Tank	800-TK-M-5903

UF6 Feed Surge Tank	800-TK-M-5906
Air Receiver	800-TK-M-5911
Reactor Cooling Air Blower	800-BL-M-5920
Cylinder Cart	800-CT-M-5922
Hydrogen Burner	800-GD-M-5926
Hydraulic Unit Pump #1	800-PP-M-5927
Hydraulic Unit Pump #2	800-PP-M-5928
Condensate Pump #1	800-PP-M-5930
Condensate Pump #2	800-PP-M-5931
Condensate Tank Agitator #1	800-AG-M-5932
Condensate Tank Agitator #2	800-AG-M-5933
Diesel Generator	Number not assigned
Motor Control Center	Number not assigned
Pneumatic Re-feed System	Number not assigned
UF6 Analyzer	Number not assigned
Control Valves	Number not assigned
Manual Valves	Number not assigned
48X Cylinders	Number not assigned
Pipe Rack	Number not assigned

SCHEDULE 3.2

Purchase Price Allocation

Item	Percentage Allocation	Price Allocation
Article 2.1(a) The equipment listed on the attached Schedule 1.1(a)	<0.1%	$1
Article 2.1 (b) The design specification documents	29%	$261,000
Article 2.1 (c) The originals or a copy of all engineering drawings for the Facility	29%	$261,000
Article 2.1 (d) The originals or a copy of all licensing documents for the Facility	~1.9%	$17,999
Article 2.1 (e) The originals or a copy of all vendor files consisting of information relating to the Acquired Assets	10%	$90,000
Article 2.1 (f) The originals or a copy of control logic definitions, listings and logic drawings for the Facility	5%	$45,000
Article 2.1 (g) The two most recent versions of the operating procedures for the Facility	10%	$90,000
Article 2.1 (h) All know-how, technical information, data and process technology (the “Know How”), related to the Facility in Seller’s possession	5%	$45,000
Article 2.1 (i) All software related to the operation of the Facility in Seller’s possession (“Software”);	5%	$45,000
Article 2.1 (j) 500 Man-hours of technical support as specified in Exhibit A (the “Support Agreement”)	5%	$45,000
TOTALS	100%	$900,000

SCHEDULE 5

Seller Disclosure Schedule

This Seller Disclosure Schedule is furnished pursuant to that certain Asset Purchase Agreement (the “Agreement”) dated as of May 30, 2008, by and between International Isotopes, Inc., a Texas corporation (“Buyer”), and Sequoyah Fuels Corporation, a Delaware corporation (“Seller”).

This Seller Disclosure Schedule is provided for informational purposes only.  Nothing in this Seller Disclosure Schedule constitutes an admission of any liability or obligation of Seller nor an admission against Seller’s interests.  The inclusion of any agreement or other matter in this Seller Disclosure Schedule should not be interpreted as indicating that Seller has determined that such an agreement or other matter is necessarily material to Seller.  Buyer acknowledges that certain information contained in this Seller Disclosure Schedule may constitute material confidential information relating to Seller which may not be used for any purpose other than in connection with Buyer’s decision to consummate the transactions contemplated by the Agreement.

Schedule 5.6 – Title to Acquired Assets

In general, the equipment located at the Facility is subject to a security interest.  However, Seller is permitted to sell the Equipment pursuant to an exception to this security interest which provides that individual items or pieces of equipment having a fair market value of $2000 or less and/or which are obsolete, have exceeded useful life, are to be replaced or have been designated surplus, all as determined in accordance with Seller’s normal business practice, may be disposed of in the ordinary course free and clear of such security interest without the necessity of obtaining a release from the secured party.

SCHEDULE 6

Buyer Disclosure Schedule

This Buyer Disclosure Schedule is furnished pursuant to that certain Asset Purchase Agreement (the “Agreement”) dated as of May 30, 2008, by and between International Isotopes, Inc., a Texas corporation (“Buyer”), and Sequoyah Fuels Corporation, a Delaware corporation (“Seller”).

This Buyer Disclosure Schedule is provided for informational purposes only.  Nothing in this Buyer Disclosure Schedule constitutes an admission of any liability or obligation of Buyer nor an admission against Buyer’s interests.  The inclusion of any agreement or other matter in this Buyer Disclosure Schedule should not be interpreted as indicating that Buyer has determined that such an agreement or other matter is necessarily material to Buyer.  Seller acknowledges that certain information contained in this Buyer Disclosure Schedule may constitute material confidential information relating to Buyer which may not be used for any purpose other than in connection with Seller’s decision to consummate the transactions contemplated by the Agreement.

Schedule 6.4 – Government Approvals and Consents

Buyer does not have a license from the NRC to store and use the Acquired Assets at its own facility.  Pursuant to Section 7.7 of the Agreement, Buyer intends to apply for and seek the approval of the NRC for an amendment to its current NRC license in order to permit it to store and use the Acquired Assets at its own facility.

Schedule 6.6 – Regulatory Compliance

Please see disclosure under Schedule 6.4.